Exhibit 99.1

News

Solutia Inc.
575 Maryville Centre Drive
St. Louis, Missouri 63141

P.O. Box 66760
St. Louis, Missouri 63166-6760
Media: Dan Jenkins (314) 674-8552
Investors: Susannah Livingston (314) 674-8914
Solutia Provides Update
Regarding Chapter 11 Emergence and Exit Financing
     ST. LOUIS — January 23, 2008 — Solutia Inc. (NYSE: SOA) announced today that the effective date of its confirmed plan of reorganization and its emergence from Chapter 11 will be delayed from the previously anticipated January 25, 2008 emergence date.
     As previously disclosed, Solutia’s plan of reorganization, which was confirmed on November 29, 2007, is subject to numerous closing conditions, including entering into an exit financing facility. The lead arrangers of Solutia’s exit financing — Citigroup Global Markets Inc. and certain of its affiliates, Goldman Sachs Credit Partners L.P., Deutsche Bank Trust Company Americas and Deutsche Bank Securities Inc. — informed Solutia yesterday that, in their view, due to continuing conditions in the credit markets, they have not been able to complete the exit financing they committed to on October 25, 2007. This exit financing consists of a $1.2 billion senior secured term loan facility, a $400 million senior secured asset-based revolving credit facility and $400 million aggregate principal amount of senior unsecured notes.

     Under the terms of the commitment, the lead arrangers of the exit financing have an obligation, subject to certain conditions, to provide the term loan facility, the revolving credit facility and, in case they are not able to successfully market the senior unsecured notes, a $400 million senior unsecured bridge facility. The commitment expires on February 29, 2008. One of the conditions of the lead arrangers’ obligations to provide these credit facilities is the absence of any adverse change since October 25, 2007 in the loan syndication, financial or capital markets generally that, in their reasonable judgment, materially impairs syndication of the proposed loan facilities. The lead arrangers have asserted that, this condition has not been satisfied.
     Solutia, however, believes that the ongoing conditions in the credit markets began long before October 25, 2007. Accordingly, Solutia believes that the lead arrangers are required to fund their commitments on or before February 29, 2008.
     Jeffry N. Quinn, the Chairman, President and Chief Executive Officer of Solutia, said “while we disagree with the position asserted by the lead arrangers, we intend to continue to work with them to successfully syndicate the exit facility.”
     This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.
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Forward Looking Statements
     This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which can be identified by the use of words such as “believes,” “expects,” “may,” “will,” “intends,” “plans,” “estimates” or

“anticipates,” or other comparable terminology, or by discussions of strategy, plans or intentions. These statements are based on management’s current expectations and assumptions about the industries in which Solutia operates. These statements, including our intention to issue the notes and enter into the credit facilities, are subject to risks and uncertainties, including without limitation, general market conditions, the market for the company’s securities, our ability to satisfy closing conditions, the performance of the company’s business and other risks detailed from time-to-time in the company’s filings with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Solutia’s most recent Annual Report on Form 10-K, under “Cautionary Statement About Forward Looking Statements,” Solutia’s quarterly reports on Form 10-Q, and in filings with the U.S. Bankruptcy Court in connection with the Chapter 11 case of Solutia Inc. and 14 of its U.S. subsidiaries. These reports can be accessed through the “Investors” section of Solutia’s website at www.solutia.com. The bankruptcy court filings can be accessed by visiting www.trumbullgroup.com. Solutia disclaims any intent or obligation to update or revise any forward-looking statements in response to new information, unforeseen events, changed circumstances or any other occurrence.
Source: Solutia Inc.
St. Louis
1/23/08

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